Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26981) pertaining to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. of our report dated November 4, 1998, with respect to the consolidated financial statements and schedules of Galey & Lord, Inc. included in this Annual Report (Form 10-K) for the year ended October 3, 1998.


                                          Ernst & Young LLP

Greensboro, North Carolina
December 30, 1998